SUBSCRIPTION AGREEMENT

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD MAKE AN INDEPENDENT DECISION WHEHTER THE OFFERING MEETS THEIR RISK TOLERANCE. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THE STATEMENTS MADE BY THE COMPANY HEREIN OR WHETHER IT IS COMPLETE. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

This Subscription Agreement (this “Subscription Agreement”) is made by and between Entranet, Inc. (the “Company”), a Florida Corporation and the person whose name appears on the signature page hereto, (the “Investor”).

RECITALS

Subject to the terms and conditions of this Subscription Agreement, the Investor hereby irrevocably offers, subscribes for and agrees to purchase shares of the Company’s common stock (the “Common Shares”) and, as full payment therefore, agrees to pay the Company, concurrently with the Investor’s execution and delivery of this Subscription Agreement, the sum of up to ninety ($.90) cents for each one (1) Common Share purchased.

The Company is making this Offering through its officers and directors on a best efforts basis without the services of underwriters, brokers or dealers. The Company may utilize the proceeds of the Offering upon receipt. There is no minimum amount the Company must receive from the sale of the Common Shares prior to using the Offering Proceeds.

The Company is executing and delivering this Subscription Agreement in reliance upon the exemptions from securities registration under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws.

NOW, THEREFORE, the Investor and Company agree as follows:

1. The above recitals are true and correct and also constitute the terms of this Subscription Agreement.

2. The Investor undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and agrees to indemnify and hold harmless the Company, its officers, directors and employees, and any professional advisor or entity thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which said entities and persons may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor herein, any breach of any of Investor’s warranties, or his or her failure to fulfil any of his covenants or agreements under this Agreement.

____________________ Investor - Signature	-1-

3. As a material inducement for the Company to enter into this Subscription Agreement, Investor acknowledges that it has made and the Company has relied upon the following representations and warranties of the Investor:

3.1 The Investor is purchasing the Common Shares for the Investor's own account and for Investor’s investment purposes and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Investor understands that Investor must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or Blue Sky Laws or an exemption from such registration is available.

3.2 The Investor has read and understands Rule 501(a) of Regulation D of the Securities Act and represents that it is an “Accredited Investor” as that term is defined by Rule 501(a). Investor further represents that the Investor is knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to a variety of sophisticated and complex investments that present investment decisions like those involved in the purchase of the Common Shares. The Investor, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Investor is capable of reading, interpreting and understanding financial statements and evaluating the merits and risks of an investment in the Common Shares and has the net worth to undertake such risks. Investor has invested in the common stock or other securities of companies comparable to us that involve non-trading, and/or thinly traded securities and penny stocks, unregistered securities, restricted securities and high-risk investments. The Investor represents that in addition to Investor’s own ability to evaluate an investment in the Common Shares, the Investor has employed the services of an investment advisor, attorney or accountant or other advisor to read all of the documents furnished or made available by us to the Investor, to evaluate the merits and risks of such an investment on its behalf, and that the Investor recognizes the highly speculative nature of an investment in the Common Shares, and the Investor represents that he or she is familiar with the Company, its business, operations and financial condition and has been provided with all information pertaining to the Company that it has requested.

3.3 The Investor understands that he or she or it may be unable to liquidate the Securities and that is ability to transfer the Securities is limited. The Investor’s overall commitment to investments, which are not readily marketable, is not disproportionate to Investor’s net worth, and the investment in the Securities will not cause the Investor’s overall investment in illiquid high-risk investments to become excessive in proportion to Investor’s assets, liabilities and living standards. The Investor can bear the economic risk of an investment in the Common Shares for an indefinite period of time and can bear a loss of the entire investment in the Common Shares without financial hardship or a change in its living conditions.

3.4 The Investor is not investing in the Common Shares based upon any representation, oral or written, by any person with respect to the future value of, if any, or the income from, if any, the Common Shares. Neither the Company nor any of its officers, directors, shareholders, partners, employees or agents, or any other persons have represented, guaranteed or warranted, whether expressly or by implication, that the Company will be profitable or that the Investor will profit as a result of the Company’s activities or an investment in the Common Shares. No oral or written information furnished to the Investor or its agents in connection with the Offering is in any way inconsistent with the information stated in this Subscription Agreement.

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3.5 The Investor understands and acknowledges that the Company’s management will have complete discretion over the use of the proceeds from the Offering. There are no assurances that the Company will use the proceeds as they currently intend or that any one or a combination of the various uses of the proceeds will result in any aspect of the Company’s operations being successful. Investor acknowledges that it will have no control or ability to influence or participate in the determination of how the proceeds from this Offering will be spent.

3.6 The Investor understands and acknowledges that the Securities have not been registered under the Securities Act and the Company is relying upon an exemption from registration under the provisions of the Securities Act that depends, in part, upon the Investor’s investment intention. In connection with this, the Investor understands that it is the position of the Securities and Exchange Commission (“SEC”) that the statutory basis for such exemption would not be present if the Investor’s representation merely meant that its present intention was to hold the Securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Investor realizes that, in the view of the SEC, an investor who purchases the Securities with a present intent to resell the interest would not be purchasing for investment as required by SEC rules.

4. The certificates representing the Common Shares will bear a restrictive legend, until such time as the Common Shares are subject to an effective registration statement or otherwise may be sold by the Investor pursuant to an exemption from registration, in substantially the following form:

“The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the Securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.”

5. This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms. If the Investor is a corporation, the corporation is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite authority to purchase and hold the Securities.

6. The Investor acknowledges that the representations, warranties and agreements made by the Investor herein shall survive the execution and delivery of this Subscription Agreement and purchase of the Common Shares.

7. The Investor hereby represents that the address of Investor furnished by it at the end of this Subscription Agreement is the Investor’s principal residence if it is an individual or its principal business address if it is a corporation or other entity and that the Company is relying upon this information to ensure compliance with applicable federal securities and state Blue Sky laws.

8. Investor acknowledges that all subscriptions for the Securities are non-refundable except where prohibited by law. There is no minimum amount that the Company must receive from the sale of the Securities prior to utilizing Offering proceeds. No Offering funds will be held in escrow and all proceeds of the Offering will be deposited into the Company’s operating account and become immediately available for use by the Company at its discretion.

____________________ Investor - Signature	-3-

9. This Subscription Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

10. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

11. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement or the validity or enforceability of this Subscription Agreement in any other jurisdiction.

12. This Subscription Agreement and the instruments referenced herein contain the entire understanding of Investor and us and any affiliates and/or persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

13. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Investor may not assign this Subscription Agreement or any rights, benefits or obligations created hereunder.

14. The Investor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other Subscription Agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

15. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.

Subscription Amount:

Number of Shares Purchased	2,775,000
Price Per Common Share	Up to $.90
Aggregate Investment Amount
Method of Payment (Check or Wire)
Full Name
Social Security Number or Tax Identification Number
Telephone Number
Email Address

____________________ Investor - Signature	-4-

Mailing Address (Include complete address with street name, city, state, country

IN WITNESS WHEREOF, the Parties have caused this Subscription Agreement to be duly executed as of the date set forth below.

Investor:

By: _____________________________ (signature)

Name: _____________________________ (print name)

Title: _____________________________ (If a corporate entity)

Date: ______________________________

Entranet, Inc.

By: __________________________ (signature)

Name: Eleftherios Papageorgiou

Title: Chief Executive Officer

Date: ______________________________

____________________ Investor - Signature	-5-